EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 033-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 033-63705 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356, 333-88411, 333-122660, 333-122661, 333-122662, 333-137878, 333-137879, 333-146107, 333-151804, 333-155978 and 333-162876) on Form S-8 of Electro Scientific Industries, Inc. and subsidiaries of our reports dated June 14, 2011, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. as of April 2, 2011 and April 3, 2010, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended April 2, 2011, and the effectiveness of internal control over financial reporting as of April 2, 2011, which reports appear in the April 2, 2011 annual report on Form 10 K of Electro Scientific Industries, Inc and subsidiaries.

/s/ KPMG LLP

Portland, Oregon

June 14, 2011